Exhibit 99.2

March 28, 2005

NBOG Bancorporation, Inc.
807 Dorsey Street
Gainesville, Ga. 30501
Attn: Secretary

Re:           Resignation from the Board of Directors of NBOG Bancorporation, Inc.

To Whom it May Concern:

I hereby submit my resignation as a director of NBOG Bancorporation, Inc. and The National Bank of Gainesville effective Monday, March 28, 2005.

/s/ Anne L. Davenport
Signature

Anne L. Davenport
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